UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  April 24, 2017 (April 18, 2017)

SHOE CARNIVAL, INC.
(Exact name of registrant as specified in its charter)

Indiana	0-21360	35-1736614
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7500 East Columbia Street, Evansville, Indiana 47715
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (812) 867-6471

Not applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 18, 2017, the Compensation Committee of the Board of Directors of Shoe Carnival, Inc. (the "Company") established the performance criteria and targets for the fiscal 2017 bonus payable in fiscal 2018 under the Company's 2016 Executive Incentive Compensation Plan (the "Executive Incentive Compensation Plan"). The performance criterion is operating income, calculated in accordance with U.S. generally accepted accounting principles ("Operating Income"). Subjective factors based on an executive officer's individual performance can reduce an executive officer's bonus. Performance below the threshold level would result in no payout, performance at the threshold level of performance would result in a payout at 15% of the executive officer's target bonus amount and performance at the maximum level of performance would result in a payout at 200% of the executive officer's target bonus amount, with payout for performance between threshold and target and between target and maximum Operating Income interpolated.
The following table sets forth the percentage of salary the Company's executive officers could earn based upon the attainment of the various levels of Operating Income:

	Percentage of Annual Salary
Name	Threshold	Target	Maximum
Clifton E. Sifford	15%	100%	200%
W. Kerry Jackson	9%	60%	120%
Timothy T. Baker	9%	60%	120%
Carl N. Scibetta	9%	60%	120%

J. Wayne Weaver, Chairman of the Company's Board of Directors and an executive officer, will not participate in the Executive Incentive Compensation Plan in fiscal 2017.
On April 18, 2017, the Compensation Committee also granted service-based and performance-based restricted stock awards under the 2000 Stock Option and Incentive Plan, as amended (the "2000 Plan"), to the following executive officers:
Name	Target Number of Performance-Based Restricted Shares Awarded	Service-Based Restricted Shares Awarded
Clifton E. Sifford	24,068	8,022
W. Kerry Jackson	15,193	5,064
Timothy T. Baker	12,184	4,061
Carl N. Scibetta	12,184	4,061

The performance-based restricted stock may be earned based on the Company's cumulative earnings per diluted share for fiscal 2017 and fiscal 2018.  The Compensation Committee established a range of goals at threshold, target and maximum levels for which 50% to 150% of the target number of shares may be earned, with payout for performance between threshold and target and between target and maximum cumulative earnings per diluted share interpolated. Performance below the threshold level would result in forfeiture of all of the shares of performance-based restricted stock.  Two-thirds of any earned shares will vest on March 31, 2019 and the remaining one-third will vest on March 31, 2020, provided that the executive officer maintains continuous service with the Company through such dates.

The service-based restricted stock granted to the executive officers vests in three equal annual installments commencing on April 18, 2018, provided that the executive officer maintains continuous service with the Company through such dates.
    The restricted stock awards will be subject to the terms and conditions of the 2000 Plan.  The 2000 Plan was previously filed as Exhibit 10.1 to the Quarterly Report on Form 10-Q filed by the Company with the Securities and Exchange Commission on June 10, 2015.  The service-based restricted stock will also be subject to the terms and conditions of the Company's 2017 award agreement for service-based restricted stock granted to executive officers under the 2000 Plan (the "Service-Based Restricted Stock Agreement"). The performance-based restricted stock will also be subject to the terms and conditions of the Company's 2017 award agreement for restricted stock subject to both performance-based and service-based conditions granted to executive officers under the 2000 Plan (the "Performance-Based Restricted Stock Agreement").  The foregoing descriptions of the Service-Based Restricted Stock Agreement and the Performance-Based Restricted Stock Agreement are intended only as a summary and are qualified in their entirety by reference to the forms of Service-Based Restricted Stock Agreement and Performance-Based Restricted Stock Agreement, copies of which are filed herewith as Exhibit 10.1 and Exhibit 10.2, respectively, and are incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)           Exhibits:

The following items are filed as exhibits to this Current Report on Form 8-K:

Exhibit No.	Exhibit
10.1	Form of 2017 Award Agreement for service-based restricted stock granted to executive officers under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended

10.2
Form of 2017 Award Agreement for restricted stock with both performance-based and service-based restrictions granted to executive officers under the Shoe Carnival, Inc. 2000 Stock Option and Incentive Plan, as amended

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SHOE CARNIVAL, INC.
(Registrant)

Dated: April 24, 2017	By:	/s/ W. Kerry Jackson
W. Kerry Jackson
Senior Executive Vice President
Chief Operating and Financial Officer and Treasurer